UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 10, 2011

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

 On August 10, 2011, Northern States Financial Corporation (the “Company”) sent a notice to its directors and executive officers pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR of the Securities Exchange Act of 1934, as amended, notifying them of the early termination of the previously announced blackout period (the “Blackout Period”) for the Northern States Financial Corporation Employee Profit Sharing Trust (the “Plan”). Previously, the Company had notified its directors and executive officers that the Blackout Period, in which they were prohibited from purchasing and selling, or otherwise acquiring, disposing or transferring shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired by them in connection with their employment as an executive officer or service as a director of the Company, would run from July 2, 2011 until August 19, 2011 in order to change the Plan’s investment options and recordkeeper.  However, on August 10, 2011, the Company notified Plan participants that the transition had been completed and that the Blackout Period had been terminated. Consequently, as of August 10, 2011, the previously announced trading restrictions imposed on the Company’s directors and executive officers as a result of the Blackout Period under Regulation BTR have been lifted.  The notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Any inquiries regarding the Blackout Period may be made in writing to the Company’s Vice President and Corporate Secretary, Kerry Biegay, at 1601 North Lewis Avenue, Waukegan, Illinois  60085, or by telephone at (847) 244-6000.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
99.1	Notice of Blackout Period Termination to Directors and Executive Officers of the Company dated August 10, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

Date: August 10, 2011	By:	/s/ Steven J. Neudecker
Steven J. Neudecker
Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit	Description of Exhibit
99.1	Notice of Blackout Period Termination to Directors and Executive Officers of the Company dated August 10, 2011.